EXHIBIT 10.7

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP

OF

DUKE REALTY SERVICES LIMITED PARTNERSHIP

This First Amendment (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of Duke Realty Services Limited Partnership is made as of this 23rd day of July, 1998, by and among Duke Services, Inc., an Indiana corporation (the “General Partner”), Duke Realty Limited Partnership, an Indiana limited partnership (“Duke Realty”), DMI Partnership, an Indiana general partnership (“DMI”), and Duke Realty Investments, Inc., an Indiana corporation (“DRE”), and amends the Second Amended and Restated Agreement of Limited Partnership of Duke Realty Services Limited Partnership, dated as of September 30, 1994 (the “Partnership Agreement”), by and among the General Partner, Duke Realty, DMI and DRE.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Partnership Agreement.

R E C I T A L S

A.            Pursuant to Section 7.03 of the Partnership Agreement, DMI has an option (the “DMI Option”) to cause DRE to acquire the entire Partnership Interest of DMI in exchange for shares of stock of DRE or, in certain circumstances, cash; and

B.            The parties hereto wish to amend the DMI Option to permit DMI to cause DRE, in the event of a dissolution or change of control of Duke Realty, to acquire the entire Partnership Interest of DMI in exchange for shares of stock of DRE or, in certain circumstances, cash; and

C.            In consideration for such amendment of the DMI Option, DMI, Duke Realty and DRE are entering into that certain Voting Rights Agreement, dated the date hereof, pursuant to which DMI and certain persons affiliated with DMI will grant to DRE the right to exercise all voting power with respect to their partnership interests in Duke Realty.

A G R E E M E N T

NOW, THEREFORE, pursuant to Section 9.05(b) of the Partnership Agreement and in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.             Amendments.

a.             Section 1.04           Section 1.04 of the Partnership Agreement is hereby amended by adding the following definition thereto:

“Change of Control” shall mean any sale of all or substantially all of the assets of DRE or Duke Realty, any transaction involving the merger or consolidation of DRE or Duke Realty with or into any other entity, or the issuance or sale, in one transaction or in a series of related transactions, of shares of stock, partnership interests or other equity interests representing more than 50% of the voting power with respect to DRE or Duke Realty.”

b.             Section 7.03.  Section 7.03 of the Partnership Agreement is hereby amended by deleting clause (d) thereof in its entirety and replacing it with the following:

“(d)         Upon any (i) dissolution of Duke Realty following which Duke Realty is liquidated rather than continued in business by its partners, or (ii) Change of Control, DMI shall have an option (the “DMI Option”) to cause DRE to acquire, and upon exercise of the DMI Option DRE shall acquire, the entire Partnership Interest of DMI at a price equal to and payable in a number of shares of DRE common stock determined by multiplying (i) 416,667 Duke Realty Units, adjusted as provided in subsection (b), times (ii) the “Exchange Ratio” then in effect pursuant to Section 7.07 of the Agreement of Limited Partnership of Duke Realty, as amended.  The DMI Option shall be exercised by delivery by DMI of a notice of exercise to DRE specifying the number of shares of DRE common stock comprising the Put Price and a date not less than ten (10) days from the date of delivery of the notice to DRE upon which the closing of the option exercise is to occur.  Upon closing of the DMI Option, DMI shall be released from all obligations and liabilities respecting the Partnership or any assets or obligations of the Partnership and shall be indemnified by DRE for all such obligations and liabilities to the same extent as described in Section 3.10.  Following exercise of the DMI Option, payment of the Put Price to DMI, release of DMI from obligations and liabilities as described in this subsection and execution by DRE of an indemnification agreement as described in this subsection, DMI shall be deemed to have withdrawn as a Partner.”

2.             No Other Amendments.  Except as expressly otherwise amended herein, the Partnership Agreement is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

3.             Governing Law.  This Amendment will be governed by, and construed under, the laws of the State of Indiana, without regard to principles of conflicts of laws.

4.             Counterparts.  This Amendment may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.